Exhibit 10.3

                           ProductivIT Sale Agreement

      This agreement ("Agreement") is made and entered into in between DynTek Services, Inc., a Delaware corporation, with offices at 18881 Von Karman Avenue, Suite 250, Irvine, CA 92612 ("DynTek") and Child Support Technologies, Inc., a Mississippi corporation, having offices located at 210 East Capitol Street, Suite 2000, Jackson, Mississippi 39201 ("CST"), as of March 1, 2004 (the "Effective Date").

      WHEREAS, DynTek owns the ProductivIT product; and

      WHEREAS, CST wishes to license ProductivIT for exclusive use in its or its affiliates' provision of services to state and local government child support services agencies (the "Business"); and

      WHEREAS, the parties wish to memorialize the terms and conditions under which CST is licensed and authorized to use ProductivIT in providing such services;

      NOW, THEREFORE, the parties agree as follows:

Terms and Conditions

      1. Definitions. The definitions herein shall apply to any defined term, whenever it appears in this document, with or without quotation marks and/or capitalization, unless such definition would result in absurdity or contradict the intent of this document, in which case the term shall be defined by the plain meaning of the words.

      a.    ProductivIT shall mean the ProductivITTM products.

      b.    Territory shall mean the United States of America and U.S.
            Territories.

      c. Products shall mean those products identified in Section 2 of this Agreement.

      d. Purchase price shall mean the cost to CST of the licenses set forth in Section 3 of this Agreement.

      e. Third Party Clients shall mean those persons or organizations receiving services from CST or its affiliates and shall be interchangeable with Retail Customers.

      f. The masculine pronouns used herein shall include the feminine and the singular shall include the plural so that they fit the context of this Agreement and reflect the intent of the parties.

2. Licenses. DynTek hereby grants to CST and CST hereby accepts unlimited nonexclusive right to use licenses for ProductivIT (the " Product") in connection with the Business, applying to those machines on which this Product is installed, for internal use or in the provision of services to Third Party Clients in the normal course of its and its affiliates' conduct of the Business within the Territory. Such licenses are perpetual once transferred or installed on hardware owned by or sold, leased or loaned to (or otherwise used by) CST or its affiliates or Third Party Clients. CST and its affiliates will have the exclusive right to


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use and/or resell ProductivIT in connection with provision of services related to governmental child support activities (the "Market") in the Territory.

3. Product Pricing and Payment Terms. CST shall pay DynTek a total license fee for all of the Products subject to the use restrictions set forth in Section 2 in the amount of NINE HUNDRED THOUSAND NO/100 U.S. DOLLARS ($900,000.00 U.S.) in the aggregate, payable in seven (7) installments as follows:

            1.    $200,000 on the date this Agreement is released from escrow;

            2.    $150,000 on May 1, 2004;

            3.    $150,000 on July 1, 2004;

            4.    $100,000 on September 1, 2004;

            5.    $100,000 on November 1, 2004;

            6.    $100,000 on January 1, 2005; and

            7.    $100,000 on March 1, 2005.

If any of the above payment dates is not a business day (a day on which banks in Jackson, Mississippi are open for the transaction of business), such payment date shall be the next succeeding business day. The Purchase Price is inclusive of taxes that may be applicable to this sale, including, but not limited to federal, state or local taxes, or sales, use, excise, ad valorem or other taxes or duties. DynTek is solely responsible for the payment of all such taxes when applicable and shall indemnify and hold CST harmless from the same.

4. Relationship of Parties. The parties agree that this Agreement is between merchants and has been negotiated at arms length. No agency, partnership or joint venture is intended or created hereby except to the extent that CST is acting as an independent merchant, employing DynTek's products in the normal flow of commerce. Neither party shall have any authority to bind the other except as specifically provided herein. Nothing in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever. All financial obligations associated with a party's business are the sole responsibility of such party. All sales and other agreements between CST and its customers are CST's exclusive responsibility and shall have no effect on CST's obligations under this Agreement. Each party shall be solely responsible for, and shall defend, indemnify and hold the other party free and harmless from any and all claims, damages or lawsuits (including such other party's reasonable attorneys' fees) arising out of the acts of a party, its employees or its agents, which legal and other proceedings for which indemnification is sought shall be conducted with counsel reasonably satisfactory to the indemnified party.

5. Portal Support. In the event that DynTek ceases to provide ongoing access to the portal supporting these licenses, CST is granted the perpetual right to receive, use and operate the portal server application as necessary for the limited purpose of operating the portal in support of the licenses purchased herein.



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6.    Proprietary Rights and Confidentiality

      a. Proprietary Rights. The Products offered herein and hereunder are licensed to CST for its and its affiliates' internal use and in providing services to Third Party Clients. The Third Party Clients will acquire a limited sublicense in the Products on the hardware in which it is installed for the purpose of registering warranties and to request warranty and support services from CST. The license of Products hereunder is subject to retention by DynTek of all right, title and interest in the products and in all of DynTek's code, methods, patents, trademarks, trade names, inventions, copyrights, know how, and trade secrets relating to Products. The use by CST or its affiliates of any of these proprietary rights is authorized only for the purposes herein set forth, and upon termination of this Agreement such authorization shall cease. The license of Products hereunder conveys no right to manufacture duplicate, reproduce or copy the Products, except for delivery of software as licensed under this Agreement and for making back-up copies in the ordinary course, and CST shall take all steps reasonably requested by DynTek to assure compliance with this Agreement.

      b. Confidentiality. Each party agrees that at all times during and after the term of this Agreement it will not use in any way for its own account or the account of any third party, nor disclose to any third party any of the other party's confidential information with respect to the technology and other technical information upon which the Products and their operations are based, product sales and marketing information, customer lists and pricing information. Each party shall take every reasonable precaution to protect the confidentiality of such information. CST shall not publish any technical description of the Products beyond the description published by DynTek without the express written consent of DynTek.

      c. Trademarks and Trade Names. CST shall have the non-exclusive right within the Territory during the term of this Agreement to represent to the general public that it is an authorized licensor of the Products under the trademarks, service marks, and trade names that DynTek may adopt from time to time ("DynTek's Trademarks"). CST shall not alter or remove any of DynTek's Trademark indicia from any of the Products, packaging and/or advertising materials. All representations of DynTek's Trademarks that CST intends to use shall first be submitted to DynTek for approval (which shall not be unreasonably withheld) or shall be exact copies of those used by DynTek and shall be placed on the Products in exactly the same way as used by DynTek at the time of such use (or on the date hereof should DynTek not similarly use its Trademarks at such time).

      d. Indemnification. DynTek will defend at its expense any action brought against CST and/or any employee, partner, customer, agent and/or affiliate of CST, including any parent corporation of CST, to the extent based upon the claim that a Product or any part thereof infringes any duly issued United States patent, copyright or other intellectual property right of a third party ("intellectual property right") and shall pay any settlements or judgments to


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            the extent based thereon; provided DynTek shall have had sole control of the defense of any such action or settlement negotiations with respect thereto, and no settlement of any such action occurred without the consent of DynTek, and provided further that CST notifies DynTek promptly in writing of such claim, suit or proceeding and, at DynTek's expense (except the value of time of CST's employees), gives DynTek adequate information to defend the action and otherwise cooperates with DynTek.

            If a Product becomes, or in the opinion of DynTek may become, subject to any claim of infringement of any intellectual property right, DynTek may, at its option: (i) procure for CST the right to use the Product; (ii) replace or modify the Product, or any part thereof to make it non-infringing; or (iii) remove the Product, or any part thereof, and refund the aggregate payments paid to DynTek under this Agreement, less a reasonable sum for CST and its affiliates' benefits received from prior use of the Product.

      e. Limitation. DynTek assumes no liability for (a) any assembly, circuit, combination, method or process of CST in which any Product may be used; (b) any special modification of a Product by DynTek that is necessary to comply with CST's specifications; or (c) the modification of a Product or any part thereof by anyone other than DynTek, unless such modification was made with the written approval of DynTek.

      f. Entire Liability. The foregoing provisions of this section state the entire liability and obligation of DynTek and the exclusive remedy of CST and its customers with respect to the alleged infringement of any intellectual property right by the Products or any part thereof.

7. Limitation of Liability. DynTek's liability arising out of performance of this Agreement (other than DynTek's liability and obligations under Section 6 hereof which shall not be subject to the limitations of this Section 7), the termination of this Agreement, and/or sale of the Products by CST in accordance with its rights hereunder shall be limited to the amount paid by the CST for the licenses. Except as set forth in Section 6, in no event shall DynTek be liable for cost of procurement of substitute goods by anyone. In no event shall DynTek be liable to CST or any other entity for any special, consequential, incidental or other damages, however caused, whether for breach of contract or otherwise, and whether or not CST has been advised of the possibility of such damage. This limitation shall apply notwithstanding any failure of essential purpose of any limited remedy provided herein.

8.    Default and Termination.

      a. In the event CST fails to make any installment payment when due, DynTek shall provide CST notice of default, and if CST has not fully paid such past-due payment within ten (10) days after such default notice (a "Payment Default"), DynTek shall have the right to immediately accelerate the unpaid balance due under this Agreement and may terminate the Agreement for cause. CST shall be liable to DynTek for all reasonable costs and expenses for collection of the amounts due, including reasonable attorneys' fees and disbursements incurred subsequent to any payment default, whether within or


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            apart from any legal action or proceeding and whether or not suit is actually instituted.

      b. Other than for a Payment Default, this Agreement may be terminated by the non-defaulting party if any of the following events of default occur: (1) on thirty (30) days notice, unless cured by the defaulting party, if a party materially fails to perform or comply with this Agreement or any provision hereof; (2) on thirty (30) days notice, unless cured by the defaulting party, if either party fails to strictly comply with the provisions of Section 6.a. (Proprietary Rights) or Section 6.b. (Confidentiality) ; (3) immediately by the non-defaulting party, if a party becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; (4) immediately by the non-defaulting party, if a petition under any foreign, state, or United States bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended or instituted, is filed by a party; or (5) immediately by the non-defaulting party, if such a petition identified in (4) above is filed by any third party, or an application for a receiver is made by anyone other than the affected party, and such petition or application is not dismissed within sixty (60) days.

      c. Within ten (10) days after termination of this Agreement by DynTek due to a default of CST, CST shall cease and desist all use of the Products and related documentations and shall return to DynTek all full or partial copies of the software and documentation in CST or its affiliates' possession or control.

      d. Upon termination of this Agreement by DynTek under the terms hereof solely due to a Payment Default, DynTek may terminate any Related Agreements (defined below). If DynTek or any of its affiliates materially defaults in the performance of any Related Agreements, after the expiration of any cure periods thereunder, if applicable, CST may terminate this Agreement and shall have no further obligations under this Agreement other than with respect to those provisions of this Agreement which specifically survive the termination hereof. For purposes of this paragraph, "Related Agreements" shall mean any agreement (other than this Agreement) between (i) CST or any of its parents or affiliates and (ii) DynTek or any of its subsidiaries or affiliates. Upon a termination of the Related Agreements as set forth in this paragraph, such Related Agreements shall immediately terminate and shall be of no further force and effect other than with respect to those provisions of any Related Agreement which specifically survives the termination of such respective Related Agreement.

9. Waiver of Certain Rights; Parties. This Agreement extends certain rights not only to CST but also to affiliates of CST. Notwithstanding the above, DynTek and its successors and assigns agree to look solely to CST and its assets for the performance of CST's obligations hereunder, including, but not limited to, the payment of the Purchase Price. Under no circumstances shall DynTek or its successors or assigns hold or attempt to hold any officer, director, incorporator, shareholder (including, but not necessarily limited to, Young Williams, P.C.) or employee liable or responsible for the performance of CST's obligations hereunder, under any legal or equitable theory of any nature, their recourse being limited solely to CST and its assets.


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10.   General Provisions

      a) Governing Law and Jurisdiction. Subject to the parties' agreement to arbitrate, any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties only within the courts of the State of Mississippi, County of Hinds, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

      b)    Binding Arbitration.

            i) Any controversy or claim arising out of or relating to this Agreement for the breach hereof which cannot be settled by the parties shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") as set forth herein.

            ii) Each party may select one arbitrator. Selection shall be completed within ten (10) days of the receipt of a demand for arbitration. If either party fails to select an arbitrator within such ten- (10) day period, the one selected shall act as sole arbitrator. If two arbitrators have been selected, the two arbitrators selected shall select a third within fifteen
                  (15) days after their selection. If they fail to do so, the AAA shall select the third arbitrator. The arbitrators shall set a date of hearing no later than sixty (60) days from the date all arbitrators have been selected. If the amount in controversy is less than $10,000.00, the parties shall mutually agree on one arbitrator to conduct the binding arbitration as mutually agreed by the parties outside of the AAA process. If the parties are unable to mutually agree upon one arbitrator or the alternative arbitration process within
                  (10) days of the receipt of a demand for arbitration, the arbitration shall be conducted by the AAA as described above.

            iii)  The arbitration shall take place in Dallas, Texas.

            iv) The award of any arbitration shall be final, conclusive and binding on the parties hereto.

            v) The arbitrators may award any legal or equitable remedy. Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction.

            vi) Either party to arbitration hereunder may bring an action for injunctive relief against the other party if such action is necessary to preserve jurisdiction of the arbitrators or to maintain status quo pending the arbitrators' decision. Any such action called pursuant to this paragraph shall be discontinued upon assumption of jurisdiction by the arbitrators and their opportunity to consider the request for equitable relief pending final decision in the arbitration.

      c) Survival of Certain Terms. The provisions herein relating to the obligations to protect the other's trade secrets, copyrights, trademarks and proprietary and property rights and relating to enforcement of this Agreement, indemnity and warranties shall survive the termination or expiration of this Agreement for any reason. All other right and obligations of the parties shall cease upon termination or expiration of this Agreement.

      d) Entire Agreement. This Agreement, (including the Exhibits and Attachments which are attached hereto and referenced on the cover page, if any), constitutes the entire



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            agreement of the parties with respect to the licensed use of
            ProductivIT and supercedes all prior agreements and understandings between them. Separate agreements shall be entered into for maintenance and for ongoing services. No modification of this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by both parties.

      e) Independent Review. Each party declares that, prior to the execution of this Agreement, they apprised themselves of sufficient relevant data, through their legal counsel or through other sources of their own selection, in order that they might intelligently exercise their own judgment in deciding whether to execute, and deciding on, the contents of this Agreement. They further declare that, except as may be set forth herein, their decision was not based on or influenced by any declarations or representations of the other party hereto, or of the agents or employees of such other party.

      f) Notices. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, one day after delivery for next day service to a nationally recognized overnight courier, by facsimile transmission (with confirmation back of receipt), or five (5) days after being mailed by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof:

                 To DynTek:                 To CST:

                 DynTek Services, Inc.      Child Support Technologies, Inc.
                 Attn:  Brett Martin        P. O. Box 23059
                 18881 Von Karman Ave.      Jackson, MS 39225-3059
                 Suite 250                  ATTN: Mr. Robert L. Wells, President
                 Irvine, CA  92612          (mail)

                                            210 East Capitol Street, Suite 2000
                                            Jackson, MS 39201
                                            (street)

                 Phone:  949-955-0078       Phone: 601-948-6100
                 Fax: 949-955-0087          Fax: 601-355-6136

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                 With a copy to:                  With a copy to:

                 DynTek Services, Inc.            Young, Williams, Henderson &
                                                  Fuselier, P.A.
                 34705 W. 12 Mile, Suite 300      P. O. Box 23059
                 Farmington Hills, MI 48331       Attn:  Wade    Jackson, MS
                                                  39225-3059
                 Stevenson, VP Finance            ATTN: James H. Neeld, IV, Esq.

                 Phone:  248-489-8700             Phone: 601-360-9021
                 Fax:  248-869-6085               Fax: 601-355-6136

                 And

                 Peter W. Rothberg, Esq.
                 Nixon Peabody LLP
                 437 Madison Avenue
                 New York, NY 10022

                 Phone: 212-940-3106
                 Fax: 866-947-2410

      g) Force Majeure. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party.

      h) Non-assignability and Binding Effect. A mutually agreed consideration for DynTek entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by CST and its affiliates under its present ownership, and accordingly, CST agrees that it's rights and obligations under this Agreement may not be transferred or assigned directly or indirectly, or by operation of law, to anyone other than its current affiliates without the prior written consent of DynTek. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

      i)    Partial Invalidity. If any provision of this Agreement other than
            Section 9 is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect. The parties agree to negotiate in good faith any term held invalid (other than Section 9) and to be bound by the mutually agreed substitute provision. If Section 9 is held to be invalid by a court of competent jurisdiction, this entire Agreement shall be null and void; provided, however, DynTek and its successors and assigns still shall be deemed to have waived any and all rights to recover any damages from any person or entity other than CST, whether under quantum meruit, any other equitable theory or otherwise.

      j) Legal Expenses. The prevailing party in any legal action arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have,


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            to reimbursement for its expenses, including court costs and reasonable attorney's fees.

      k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

      l) Waiver. The failure of either party to exercise any right created hereby shall not be deemed a waiver of that right.

      m) Headings. The headings contained herein are not definitions, but rather are intended as topical finding aids and shall have no legal effect whatsoever.

IN WITNESS WHEREOF, the parties hereto have, through duly authorized officials, executed this Agreement as of the Effective Date.

DYNTEK SERVICES, INC.                    Child Support Technologies, INC.

By:                                      By:
   -----------------------------            ------------------------------------

Name:                                    Name: Robert L. Wells
     ---------------------------

Title:                                   Title: President
     ---------------------------

Date:                                    Date:
     ---------------------------              ----------------------------------